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                      FIRST FEDERAL SAVINGS BANK OF SIOUXLAND
                                SEVERANCE AGREEMENT

     This AGREEMENT is made effective as of September 18, 1996 by and between First Federal Savings Bank of Siouxland (the "Bank"), a federally-chartered savings institution, with its main office at 329 Pierce Street, Sioux City, Iowa and Jon G. Cleghorn (the "Executive"). The Bank is the majority-owned subsidiary of First Federal Bankshares, MHC (the "Holding Company"), a mutual holding company chartered and regulated under the laws of the Office of Thrift Supervision.

     WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect his position therewith for the period provided in this Agreement; and

     WHEREAS, Executive has been appointed to, and has agreed to serve in the position of Executive Vice President for the Bank, a position of substantial responsibility.

     NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT

     The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the board of directors of the Bank may extend this Agreement for an additional year. The Board of Directors of the Bank ("Board") will review this Agreement and will conduct an annual performance evaluation of Executive for purposes of determining whether to extend this Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.   PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL

     (a) Upon the occurrence of a Change in Control (as herein defined) of the Bank or the Holding Company followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Cause, as defined in Section 2(c), the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control.

     (b) A "Change in Control" of the Bank or the Holding Company shall mean (i) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction occurs in which the Bank or the Holding Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of directors of the Holding Company cease for any reason to constitute a majority thereof; or (iii) a change in control within the meaning of 12 C.F.R. Section 574.4 occurs, as determined by the board of directors of the Bank or the Holding Company, provided, however, that a change in control shall not be deemed to occur under 2(b)(i) or 2(b)(iii) of this Section 2, if the transaction constituting a change in control is approved by a majority of the board of directors of the Bank or the Holding Company, as the case may be. In the event the Holding Company converts from the mutual form of organization to the stock form of organization on a stand-alone basis at any time subsequent to the effective date of this Agreement ("Stock Holding Company")


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a "Change in Control" of the Bank or the Holding Company shall mean a change in control of a nature that: (I) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (II) results in a Change in Control of the Bank or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (III) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 25% or more of the combined voting power of the Bank's or Stock Holding Company's outstanding securities except for any securities of the Bank purchased by the Stock Holding Company or any securities purchased by the Bank's Employee Stock Ownership Plan and Trust; or (b) individuals who constitute the Board of the Bank or the Stock Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Holding Company's stockholders was approved by the Stock Holding Company's Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation sale of all or substantially all the assets of the Bank or the Stock Holding Company or similar transaction occurs in which the Bank or the Stock Holding Company is not the surviving entity.

     (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 upon Termination for Cause. The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material
provision of this Agreement.   In determining incompetence, the acts or
omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the Board of Directors of the Bank at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

3.   TERMINATION BENEFITS

     (a) (i) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the involuntary termination of Executive's employment, other than for Termination for Cause, the Bank shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average of the three (3) preceding years Executive's Base Salary, including bonuses and any other cash compensation paid or accrued to Executive during such year, and the amount of any benefits received pursuant to any employee benefit plans, on behalf of Executive, maintained by the Bank during such years. At the election of Executive, which election is to be made within thirty (30) days of the Date of Termination (as defined in Section 4), such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining term of this Agreement.


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     (ii) Upon the occurrence of a Change in Control, followed at any time during the firm of this Agreement by the voluntary termination of Executive's employment, the Bank shall be obligated to pay Executive or in the event of his subsequent death, his beneficiary or beneficiaries of his estate, as the case may be as severance pay or liquidated damages, or both a sum equal to the Executive's preceding year's Base Salary, including bonuses and any other cost compensation paid or accrued to Executive during such year, and the amount of any benefits received pursuant to any employee benefit plans on behalf of Executive, maintained by the Bank during such year. As the election of Executive, which election is to be made within thirty (30) days of the date of Termination such payment may be made in a lump sum or paid in monthly installments during the twelve (12) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining term of the Agreement.

     (b) Upon the occurrence of a Change in Control of the Bank or the Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

     (c) Upon the occurrence of a Change in Control, Executive will have such rights as specified in the Bank's Incentive Stock Option Plan or any other employee benefit plan with respect to options and such other rights as may have been granted to Executive under such plans.

     (d) Upon a Change in Control, Executive will be entitled to the benefits under the Bank's Recognition and Retention Plans and Trusts or any other such plans.

     (e) In the event that Executive is receiving monthly payments pursuant to
Section 3(a) on an annual basis, thereafter, Executive shall elect whether the balance of the amount payable under this Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

     (f) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by Executive.

4.   NOTICE OF TERMINATION

     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment


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is terminated for any other reason, the date specified in the Notice of
Termination (which, in the case of a Termination for Cause, shall be immediate).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the earlier of 120 days from the date of the Notice of Termination or the date upon which the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

5.   SOURCE OF PAYMENTS

     It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank.
The Holding Company guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

6.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Bank or shall impose on the Bank any obligation to employ or retain Executive in its employ for any period.

7.   NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.


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8.   MODIFICATION AND WAIVER

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   REQUIRED REGULATORY PROVISIONS

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC 1918(e)(3)) or 8(g) (12 USC 1818(g)) of the Federal
Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 USC Section 1818(e)) or 8(g) (12 USC Section 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation, at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC Section 1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1982; or
(ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.


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10.  REINSTATEMENT OF BENEFITS UNDER SECTION 9(b)

     In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 upon the Bank's receipt of a dismissal of charges in the Notice.

11.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.  GOVERNING LAW

     The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the state of Iowa, to the extent not preempted by federal law as now or hereafter in effect.

14.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.  PAYMENT OF LEGAL FEES

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement, which payments are guaranteed by the Holding Company pursuant to Section 5.

16.  INDEMNIFICATION

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Iowa law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or


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liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

17.  SUCCESSOR TO THE BANK

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.